Exhibit 99.2

FOR IMMEDIATE RELEASE: November 20, 2008

CONTACT:	Donald W. Jewell	Patrick W. Hurley
	Chief Executive Officer	Chief Financial Officer
	(303) 320-8800	(303) 320-8800

SPORT-HALEY, INC. REPORTS

RECEIPT OF LETTER FROM THE NASDAQ STOCK MARKET

REGARDING CONTINUED LISTING STANDARDS

Denver, Colorado - November 20, 2008 - Sport-Haley, Inc. (NASDAQ Capital Market -SPOR) (“Sport-Haley” or the “Company”) today reported that the Company received a letter from the Nasdaq Stock Market, Inc. (“Nasdaq”), dated November 14, 2008, notifying the Company of Nasdaq’s position that the Company is not in compliance with the rules for continued listing on the Nasdaq Capital Market, specifically Nasdaq Marketplace Rule 4310(c)(14), because the Company’s recently filed annual report on Form 10-K did not contain a completed management report on internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.  As previously reported, while we began testing our internal controls, we did not complete the detailed testing of our internal controls by June 30, 2008.

Nasdaq advised that, pursuant to Marketplace Rules, the Company will be provided 60 calendar days, or until January 13, 2009, to submit a plan to regain compliance. Nasdaq advised that their Staff can grant us an exception, following their review of the Company’s plan, of up to 180 days from the due date of our 10-K, or up until April 13, 2009, to regain compliance. If the Staff determines that it is not appropriate to grant us an exception, or compliance cannot be demonstrated by the required time, the Nasdaq Staff will provide notification that the Company’s securities will be delisted. The Company is looking into this situation and expects to provide Nasdaq with a plan by January 13, 2009, that schedules completion of the testing of our internal controls over financial reporting.

Sport-Haley, Inc. designs, purchases, contracts for the manufacture of and markets women’s and men’s fashion golf apparel and outerwear under the SPORT HALEY® and Ben Hogan® labels. The fashion golf apparel collections, known for their innovative designs, quality fabrics, generous fits and classic styles, are primarily marketed in the premium and mid-priced markets, through a network of independent sales representatives and distributors, to golf professional shops, country clubs, resorts and exclusive department stores within the United States and by certain distributors within international markets. Ben Hogan® fashion apparel is distributed pursuant to a licensing agreement with Callaway Golf Company, which we consider to be a key component of our business strategies. Reserve Apparel Group LLC, a wholly owned subsidiary of Sport-Haley, Inc., formerly designed, purchased, contracted for the manufacture of, marketed and distributed branded golf apparel and outerwear under the Top-Flite® label to mass retailers and other big-box type high sales volume retail stores. Top-Flite® branded apparel was distributed until November 2007 pursuant to a licensing agreement with Callaway Golf Company, which was amended to remove the Top-Flite® brand effective January 1, 2008.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: When

SPORT-HALEY, INC. REPORTS

RECEIPT OF LETTER FROM THE NASDAQ STOCK MARKET

REGARDING CONTINUED LISTING STANDARDS

(continued)

used in this release, the words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” and similar expressions, variations or the negative of these words, and any statement regarding possible or assumed future results of operations of our business, the markets for our products, anticipated expenditures, regulatory developments or competition, or other statements regarding matters that are not historical facts, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. The reader should be aware that our actual results could differ materially from those contained in forward-looking statements. Our financial condition and the results of our operations will depend on a number of factors, including, but not limited to, the following: successfully anticipating fashion trends, designing favorably accepted fashion golf apparel, effectively advertising and communicating within the marketplace, and penetrating our chosen distribution channels; competition within golf apparel markets; business conditions and growth in the fashion golf apparel market and the general economy; our ability to successfully forecast sales and optimize inventory levels; our ability to successfully manage risks associated with the trend of a high relative percentage of sales with respect to licensed apparel, such as the Ben Hogan® apparel collections; loss of certain third party suppliers, and/or delays in receiving garments from third party suppliers caused by various factors, including lost or reduced manufacturing capacity or significant suppliers, labor shortages, timely performance of third parties, transportation difficulties, and others; significant delays in deliveries from third party suppliers; unsatisfactory recourse with regard to nonconforming goods received from foreign suppliers; political and international trade relations; changes in international trade quota systems for apparel; significant reliance upon several individual foreign suppliers; reliance upon a certain foreign person responsible for maintaining relationships with and monitoring the performance of certain of our significant foreign suppliers; consumer spending on golf apparel; general global economic and political conditions resulting from threats or acts of war or terrorism and responses thereto; access to capital; maintaining satisfactory relationships with commercial banking institutions; establishing controls with regard to and maintaining the integrity of technology and information systems; and, reliance upon executive officers and key employees. Additional information on these and other factors that could affect our financial results is included in our Form 10-K for the year ended June 30, 2008. There may be other factors not mentioned above or included in our Securities and Exchange Commission filings that may cause actual results to differ materially from any forward-looking statement. The reader should not place undue reliance on any forward-looking statement. Neither the Company nor any of its corporate officers or key employees assumes any obligation to update any forward-looking statement as a result of new information, future event or development, except as required by securities laws.

####